                                                                  RULE 424(b)(3)
                                                              FILE NO. 333-20667
                                                                AUTONATION, INC.

                     SUPPLEMENT NO. 7 DATED AUGUST 27, 1999
                      TO PROSPECTUS DATED FEBRUARY 4, 1997

     As a result of transfers of Common Stock by a Selling Stockholder, the table of Selling Stockholders in the Prospectus is hereby further supplemented as follows:

                                 SHARES BENEFICIALLY    SHARES TO BE OFFERED    SHARES BENEFICIALLY
                                  OWNED PRIOR TO THE       FOR THE SELLING             OWNED
      SELLING STOCKHOLDER              OFFERING         STOCKHOLDER'S ACCOUNT   AFTER THE OFFERING
      -------------------        --------------------   ---------------------   -------------------
Finally Limited Partnership            708,898                 108,898                600,000